Exhibit 99.1

FOR IMMEDIATE RELEASE

Media:	Debbie Mitchell	Investors:	Sally Curley
	(614) 757-6225		(614) 757-7115
	debbie.mitchell@cardinalhealth.com		sally.curley@cardinalhealth.com
CARDINAL HEALTH REPORTS STRONG THIRD-QUARTER RESULTS FOR FISCAL YEAR 2016

•	21 percent increase in revenue to $30.7 billion

•	20 percent increase in non-GAAP[1] operating earnings to $788 million

•	20 percent increase in non-GAAP diluted earnings per share to $1.43

•	Revised range of $5.17 to $5.27 for fiscal 2016 non-GAAP diluted earnings per share
DUBLIN, Ohio, April 28, 2016 - Cardinal Health today reported third-quarter results for fiscal year 2016, including a 21 percent increase in revenue to $30.7 billion and a 20 percent increase in non-GAAP operating earnings to $788 million. Non-GAAP diluted earnings per share (EPS) increased 20 percent to $1.43. On a GAAP basis, operating earnings increased 11 percent to $656 million, and diluted EPS increased 7 percent to $1.17.
“We had a strong financial and operational performance in our fiscal third quarter. At the same time, we continued to enhance and grow enterprise-wide service and product lines, which are important to our customers and address some of health care’s most difficult challenges,” said George Barrett, chairman and chief executive officer of Cardinal Health. “We delivered double-digit growth in revenue and profit in both our Pharmaceutical and Medical reporting segments and had very solid performance across our lines of business.”
The company tightened the range for its fiscal 2016 non-GAAP diluted earnings per share guidance to $5.17 to $5.27 from the prior range of $5.15 to $5.35.
Q3 FY16 SUMMARY

	Q3 FY16		Q3 FY15		Y/Y
Revenue	$30.7	billion	$25.4	billion	21%
Operating earnings	$656	million	$591	million	11%
Non-GAAP operating earnings	$788	million	$657	million	20%
Net earnings attributable to Cardinal Health, Inc.	$386	million	$365	million	6%
Non-GAAP net earnings attributable to Cardinal Health, Inc.	$472	million	$396	million	19%
Diluted EPS attributable to Cardinal Health, Inc.	$1.17		$1.09		7%
Non-GAAP diluted EPS attributable to Cardinal Health, Inc.	$1.43		$1.19		20%
SEGMENT RESULTS
Pharmaceutical Segment
Third-quarter revenue for the Pharmaceutical segment increased 22 percent to $27.5 billion due to growth from new and existing customers as well as acquisitions.
Strong performance from both acquisitions and new and existing customers significantly contributed to segment profit growth of 16 percent to $660 million.

	Q3 FY16		Q3 FY15		Y/Y
Revenue	$27.5	billion	$22.6	billion	22%
Segment profit	$660	million	$567	million	16%
Medical Segment
Third-quarter revenue for the Medical segment increased 13 percent to $3.1 billion due to the net contribution from acquisitions as well as solid growth from existing businesses.
Segment profit increased 26 percent to $128 million due to the contribution from acquisitions, net of divestitures, and from Cardinal Health-branded products. Segment profit includes the $21 million negative impact of the Cordis-related inventory fair value step-up.

	Q3 FY16		Q3 FY15		Y/Y
Revenue	$3.1	billion	$2.8	billion	13%
Segment profit	$128	million	$102	million	26%

Cardinal Health

ADDITIONAL THIRD-QUARTER AND RECENT HIGHLIGHTS

•	Announced agreement to acquire Curaspan Health Group Inc., a leader in discharge planning and care transitions technology for hospitals, health systems and post-acute providers

•	Recognized as one of the Top Companies for Female Executives by the National Association for Female Executives

•
Launched Cardinal Health MedSync Advantage™, a custom-built medication synchronization program to help community pharmacists improve medication adherence and patient outcomes and increase pharmacy efficiency

•
Announced winners of the sixth annual Generation Rx awards, recognizing student pharmacists from across the country and a clinical professor of pharmacy for their ongoing efforts to help prevent prescription medication misuse

CONFERENCE CALL
Cardinal Health will host a webcast and conference call today at 8:30 a.m. Eastern to discuss third-quarter results. To access the call and corresponding slide presentation, go to ir.cardinalhealth.com. Alternatively, participants can call 913.312.1411 and use passcode 4332927.
There is no pre-registration for the call. Participants are advised to dial into the call at least 10 minutes prior to the start time.
Presentation slides and a webcast replay will be available on the Cardinal Health website at ir.cardinalhealth.com.
UPCOMING WEBCASTED INVESTOR EVENTS

•	William Blair’s 36th Annual Growth Stock Conference on June 15 at 8 a.m. Central in Chicago
At the event, Cardinal Health executives will discuss the company's diverse products and services, company performance and strategies for continued growth. To access more details and a live webcast of this event, go to ir.cardinalhealth.com.
About Cardinal Health
Cardinal Health, Inc. (NYSE: CAH), a global health services and products company, brings scaled solutions that help our customers thrive in a changing world. We improve the cost-effectiveness of healthcare through solutions that improve the efficiency of the supply chain; optimize the process and performance of healthcare; provide clinically proven, daily use medical products and pharmaceuticals; and connect patients, providers, payers, pharmacists and manufacturers for seamless care coordination and better patient management. Backed by nearly 100 years of experience, we rank among the top 50 on the Fortune 500 and among the Fortune Global 100. We support our partners with more than 37,000 employees in nearly 60 countries worldwide. For more information, visit www.cardinalhealth.com and @CardinalHealth on Twitter.
Cardinal Health uses its website as a channel of distribution for material company information. Important information, including news releases, financial information, earnings and analyst presentations, and information about upcoming presentations and events is routinely posted and accessible at ir.cardinalhealth.com. In addition, the website allows investors and other interested persons to sign up automatically to receive e-mail alerts when the company posts news releases, SEC filings and certain other information on its website.

[1]
See the attached tables for definitions of the non-GAAP financial measures presented in this news release and reconciliations of the differences between the non-GAAP financial measures and their most directly comparable GAAP financial measures.

Cautions Concerning Forward-Looking Statements
This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These statements may be identified by words such as "expect," "anticipate," "intend," "plan," "believe," "will," "should," "could," "would," "project," "continue," "likely," and similar expressions, and include statements reflecting future results or guidance, statements of outlook and expense accruals. These matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties include competitive pressures in Cardinal Health's various lines of business; the frequency or rate of pharmaceutical price appreciation or deflation and the timing of generic and branded pharmaceutical introductions; the ability to continue to achieve and maintain the benefits from the generic sourcing venture with CVS Health and from the acquisitions of Cordis and The Harvard Drug Group; the risk of non-renewal or a default under one or more key customer or supplier arrangements or changes to the terms of or level of purchases under those arrangements; uncertainties due to government health care reform, including federal health care reform legislation; changes in the distribution patterns or reimbursement rates for health care products and services; the effects of any investigation or action by any regulatory authority; and changes in foreign currency rates and the cost of commodities such as oil-based resins, cotton, latex and diesel fuel. Cardinal Health is subject to additional risks and uncertainties described in Cardinal Health's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports. This news release reflects management's views as of April 28, 2016. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.

Schedule 1
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Third Quarter
(in millions, except per common share amounts)	2016	2015	% Change
Revenue	$30,662	$25,375	21%
Cost of products sold	28,973	23,916	21%
Gross margin	1,689	1,459	16%

Operating expenses:
Distribution, selling, general, and administrative expenses	914	803	14%
Restructuring and employee severance	6	7	N.M.
Amortization and other acquisition-related costs	108	77	N.M.
Impairments and (gain)/loss on disposal of assets	—	(1)	N.M.
Litigation (recoveries)/charges, net	5	(18)	N.M.
Operating earnings	656	591	11%

Other (income)/expense, net	—	(2)	N.M.
Interest expense, net	44	35	28%
Earnings before income taxes	612	558	10%

Provision for income taxes	226	193	17%
Net earnings	386	365	6%

Less: Net earnings attributable to noncontrolling interests	—	—	N.M.
Net earnings attributable to Cardinal Health, Inc.	$386	$365	6%

Earnings per common share attributable to Cardinal Health, Inc.:
Basic	$1.18	$1.10	7%
Diluted	1.17	1.09	7%

Weighted-average number of common shares outstanding:
Basic	328	330
Diluted	331	334

Schedule 2
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)

	Year-to-Date
(in millions, except per common share amounts)	2016	2015	% Change
Revenue	$90,162	$74,983	20%
Cost of products sold	85,285	70,729	21%
Gross margin	4,877	4,254	15%

Operating expenses:
Distribution, selling, general, and administrative expenses	2,678	2,393	12%
Restructuring and employee severance	19	33	N.M.
Amortization and other acquisition-related costs	327	190	N.M.
Impairments and (gain)/loss on disposal of assets	17	(19)	N.M.
Litigation (recoveries)/charges, net	(3)	54	N.M.
Operating earnings	1,839	1,603	15%

Other (income)/expense, net	5	(6)	N.M.
Interest expense, net	134	105	28%
Loss on extinguishment of debt	—	60	N.M.
Earnings before income taxes	1,700	1,444	18%

Provision for income taxes	604	524	15%
Net earnings	1,096	920	19%

Less: Net earnings attributable to noncontrolling interests	(1)	—	N.M.
Net earnings attributable to Cardinal Health, Inc.	$1,095	$920	19%

Earnings per common share attributable to Cardinal Health, Inc.:
Basic	$3.33	$2.77	20%
Diluted	3.30	2.74	20%

Weighted-average number of common shares outstanding:
Basic	328	332
Diluted	331	336

Schedule 3
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

(in millions)	March 31, 2016	June 30, 2015

Assets
Current assets:
Cash and equivalents	$2,598	$4,616
Trade receivables, net	7,292	6,523
Inventories, net	10,910	9,211
Prepaid expenses and other	1,491	1,402
Total current assets	22,291	21,752

Property and equipment, net	1,683	1,506
Goodwill and other intangibles, net	9,150	6,018
Other assets	931	866
Total assets	$34,055	$30,142

Liabilities, Redeemable Noncontrolling Interests, and Shareholders’ Equity
Current liabilities:
Accounts payable	$17,340	$14,368
Current portion of long-term obligations and other short-term borrowings	351	281
Other accrued liabilities	1,694	2,594
Total current liabilities	19,385	17,243

Long-term obligations, less current portion	5,195	5,211
Deferred income taxes and other liabilities	2,628	1,432

Redeemable noncontrolling interests	117	—

Total Cardinal Health, Inc. shareholders' equity	6,713	6,256
Noncontrolling interests	17	—
Total shareholders’ equity	6,730	6,256
Total liabilities, redeemable noncontrolling interests, and shareholders’ equity	$34,055	$30,142

Schedule 4
Cardinal Health, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Third Quarter		Year-to-Date
(in millions)	2016	2015	2016	2015
Cash flows from operating activities:
Net earnings	$386	$365	$1,096	$920

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	159	116	465	336
Loss on extinguishment of debt	—	—	—	60
Gain on sale of other investments	—	—	—	(5)
Impairments and (gain)/loss on disposal of assets, net	—	(1)	17	(19)
Share-based compensation	26	27	82	80
Provision for bad debts	16	16	51	42
Change in fair value of contingent consideration obligation	(2)	—	(16)	—
Change in operating assets and liabilities, net of effects from acquisitions:
Increase in trade receivables	(328)	(427)	(721)	(718)
Decrease/(increase) in inventories	108	287	(1,457)	(850)
Increase in accounts payable	408	219	2,839	1,657
Other accrued liabilities and operating items, net	146	56	(26)	169
Net cash provided by operating activities	919	658	2,330	1,672

Cash flows from investing activities:
Acquisition of subsidiaries, net of cash acquired	(99)	(233)	(3,383)	(319)
Additions to property and equipment	(109)	(56)	(284)	(139)
Purchase of available-for-sale securities and other investments	(62)	(27)	(150)	(134)
Proceeds from sale of available-for-sale securities and other investments	42	22	99	129
Proceeds from maturities of available-for-sale securities	18	8	37	24
Proceeds from divestitures and disposal of held for sale assets	—	—	—	53
Net cash used in investing activities	(210)	(286)	(3,681)	(386)

Cash flows from financing activities:
Payment of contingent consideration obligation	—	(3)	(23)	(3)
Net change in short-term borrowings	(5)	9	34	(9)
Purchase of noncontrolling interests	(10)	—	(10)	—
Reduction of long-term obligations	(1)	(1)	(5)	(1,221)
Proceeds from long-term obligations, net of issuance costs	—	—	—	1,182
Net proceeds/(tax withholdings) from share-based compensation	4	24	(3)	59
Excess tax benefits from share-based compensation	1	14	33	56
Dividends on common shares	(127)	(113)	(386)	(346)
Purchase of treasury shares	(300)	—	(300)	(686)
Net cash used in financing activities	(438)	(70)	(660)	(968)

Effect of exchange rate changes on cash and equivalents	3	—	(7)	—

Net increase/(decrease) in cash and equivalents	274	302	(2,018)	318
Cash and equivalents at beginning of period	2,324	2,881	4,616	2,865
Cash and equivalents at end of period	$2,598	$3,183	$2,598	$3,183

Schedule 5
Cardinal Health, Inc. and Subsidiaries
Total Company Business Analysis

			Non-GAAP
	Third Quarter		Third Quarter
(in millions)	2016	2015	2016	2015
Revenue
Amount	$30,662	$25,375
Growth rate	21%	18%

Gross Margin
Amount[1]	$1,689	$1,459	$1,702	$1,459
Growth rate	16%	12%	17%	12%

Operating earnings
Amount	$656	$591	$788	$657
Growth rate	11%	16%	20%	17%

Net earnings attributable to Cardinal Health, Inc.
Amount	$386	$365	$472	$396
Growth rate	6%	16%	19%	13%

Return on equity	23%	23.4%	28.1%	25.4%

Effective tax rate	36.9%	34.6%	36.6%	36.5%

Debt to total capital	45%	39%
Net debt to capital			31%	11%

			Non-GAAP
	Year-to-Date		Year-to-Date
(in millions)	2016	2015	2016	2015
Revenue
Amount	$90,162	$74,983
Growth rate	20%	10%

Gross Margin
Amount[1]	$4,877	$4,254	$4,929	$4,254
Growth rate	15%	9%	16%	9%

Operating earnings
Amount	$1,839	$1,603	$2,251	$1,861
Growth rate	15%	7%	21%	11%

Net earnings attributable to Cardinal Health, Inc.
Amount	$1,095	$920	$1,361	$1,136
Growth rate	19%	(1)%	20%	9%

Return on equity	22.3%	19.5%	27.7%	24.1%

Effective tax rate	35.5%	36.3%	35.6%	35.6%

[1]	GAAP gross margin includes the negative impact of a $12 million LIFO charge in the third quarter of fiscal 2016 ($51 million year-to-date).
Refer to the GAAP/Non-GAAP reconciliation for definitions and calculations supporting the Non-GAAP balances.

Schedule 6
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Third Quarter			Third Quarter
(in millions)	2016	2015	(in millions)	2016	2015
Pharmaceutical			Medical

Revenue			Revenue
Amount	$27,527	$22,605	Amount	$3,138	$2,774
Growth rate	22%	20%	Growth rate	13%	4%

Segment profit			Segment profit
Amount	$660	$567	Amount	$128	$102
Growth rate	16%	25%	Growth rate[1]	26%	(8)%
Segment profit margin	2.40%	2.51%	Segment profit margin	4.08%	3.66%

[1]
Segment profit includes a $21 million impact from the roll-out of the inventory fair value step up related to the Cordis acquisition for the three months ended March 31, 2016. Excluding the impact of the inventory fair value step up, Medical segment profit would have increased 47% for the three months ended March 31, 2016.

Refer to definitions for an explanation of calculations.
Total consolidated revenue for the three months ended March 31, 2016 was $30,662 million, which included total segment revenue of $30,665 million and Corporate revenue of $(3) million. Total consolidated revenue for the three months ended March 31, 2015 was $25,375 million, which included total segment revenue of $25,379 million and Corporate revenue of $(4) million. Corporate revenue consists primarily of elimination of inter-segment revenue and other revenue not allocated to the segments.
Total consolidated operating earnings for the three months ended March 31, 2016 were $656 million, which included total segment profit of $788 million and Corporate costs of $(132) million. Total consolidated operating earnings for the three months ended March 31, 2015 were $591 million, which included total segment profit of $669 million and Corporate costs of $(78) million. Corporate includes, among other things, LIFO (charges)/credits, restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net, and certain investment spending that are not allocated to the segments.

Schedule 7
Cardinal Health, Inc. and Subsidiaries
Segment Business Analysis

	Year-to-Date			Year-to-Date
(in millions)	2016	2015	(in millions)	2016	2015
Pharmaceutical			Medical

Revenue			Revenue
Amount	$80,954	$66,440	Amount	$9,220	$8,540
Growth rate	22%	11%	Growth rate	8%	5%

Segment profit			Segment profit
Amount	$1,945	$1,559	Amount	$335	$330
Growth rate	25%	14%	Growth rate[1]	1%	(5)%
Segment profit margin	2.40%	2.35%	Segment profit margin	3.63%	3.86%

[1]
Segment profit includes a $43 million impact from the roll-out of the inventory fair value step up related to the Cordis acquisition for the nine months ended March 31, 2016. Excluding the impact of the inventory fair value step up, Medical segment profit growth would have been 14% for the nine months ended March 31, 2016.

Refer to definitions for an explanation of calculations.
Total consolidated revenue for the nine months ended March 31, 2016 was $90,162 million, which included total segment revenue of $90,174 million and Corporate revenue of $(12) million. Total consolidated revenue for the nine months ended March 31, 2015 was $74,983 million, which included total segment revenue of $74,980 million and Corporate revenue of $3 million. Corporate revenue consists primarily of elimination of inter-segment revenue and other revenue not allocated to the segments.
Total consolidated operating earnings for the nine months ended March 31, 2016 were $1,839 million, which included total segment profit of $2,280 million and Corporate costs of $(441) million. Total consolidated operating earnings for the nine months ended March 31, 2015 were $1,603 million, which included total segment profit of $1,889 million and Corporate costs of $(286) million. Corporate includes, among other things, LIFO charges/(credits), restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net and certain investment spending that are not allocated to the segments.

Schedule 8
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

								Net Earnings	Diluted	Diluted EPS
		Gross		Operating	Earnings	Provision	Net Earnings	attributable	EPS	attributable
		Margin		Earnings	Before	for	attributable	to Cardinal	attributable	to Cardinal
	Gross	Growth	Operating	Growth	Income	Income	to Cardinal	Health, Inc.	to Cardinal	Health, Inc.
(in millions, except per common share amounts)	Margin	Rate	Earnings	Rate	Taxes	Taxes	Health, Inc.	Growth Rate	Health, Inc.	Growth Rate
	Third Quarter 2016
GAAP	$1,689	16%	$656	11%	$612	$226	$386	6%	$1.17	7%
LIFO charges/(credits)	12		12		12	4	8		0.02
Restructuring and employee severance	—		6		6	2	4		0.01
Amortization and other acquisition-related costs	—		108		108	37	71		0.21
Impairments and (gain)/loss on disposal of assets	—		—		—	—	—		—
Litigation (recoveries)/charges, net	—		5		5	2	3		0.01
Non-GAAP	$1,702	17%	$788	20%	$744	$272	$472	19%	$1.43	20%

	Third Quarter 2015
GAAP	$1,459	12%	$591	16%	$558	$193	$365	16%	$1.09	20%
Restructuring and employee severance	—		7		7	3	4		0.01
Amortization and other acquisition-related costs	—		77		77	29	48		0.15
Impairments and (gain)/loss on disposal of assets	—		(1)		(1)	(1)	—		—
Litigation (recoveries)/charges, net	—		(18)		(18)	3	(21)		(0.07)
Non-GAAP	$1,459	12%	$657	17%	$624	$228	$396	13%	$1.19	18%

								Net Earnings	Diluted	Diluted EPS
		Gross		Operating	Earnings	Provision	Net Earnings	attributable	EPS	attributable
		Margin		Earnings	Before	for	attributable	to Cardinal	attributable	to Cardinal
	Gross	Growth	Operating	Growth	Income	Income	to Cardinal	Health, Inc.	to Cardinal	Health, Inc.
(in millions, except per common share amounts)	Margin	Rate	Earnings	Rate	Taxes	Taxes	Health, Inc.	Growth Rate	Health, Inc.	Growth Rate
	Year-to-Date 2016
GAAP	$4,877	15%	$1,839	15%	$1,700	$604	$1,095	19%	$3.30	20%
LIFO charges/(credits)	51		51		51	20	31		0.10
Restructuring and employee severance	—		19		19	7	12		0.04
Amortization and other acquisition-related costs	—		327		327	115	212		0.64
Impairments and (gain)/loss on disposal of assets	—		17		17	7	10		0.03
Litigation (recoveries)/charges, net	—		(3)		(3)	(3)	—		—
Non-GAAP	$4,929	16%	$2,251	21%	$2,112	$751	$1,361	20%	$4.10	21%

	Year-to-Date 2015
GAAP	$4,254	9%	$1,603	7%	$1,444	$524	$920	(1)%	$2.74	2%
Restructuring and employee severance	—		33		33	12	21		0.06
Amortization and other acquisition-related costs	—		190		190	69	121		0.36
Impairments and (gain)/loss on disposal of assets	—		(19)		(19)	(10)	(9)		(0.03)
Litigation (recoveries)/charges, net	—		54		54	8	46		0.14
Loss on extinguishment of debt	—		—		60	23	37		0.11
Non-GAAP	$4,254	9%	$1,861	11%	$1,763	$627	$1,136	9%	$3.38	12%
The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 9
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Third Quarter
(in millions)	2016		2015
GAAP return on equity	23%		23.4%

Non-GAAP return on equity
Net earnings attributable to Cardinal Health, Inc.	$386		$365
LIFO charges/(credits), net of tax	8		—
Restructuring and employee severance, net of tax	4		4
Amortization and other acquisition-related costs, net of tax	71		48
Litigation (recoveries)/charges, net, net of tax	3		(21)
Adjusted net earnings attributable to Cardinal Health, Inc.	$472		$396
Annualized	$1,889		$1,584

	Third	Second	Third	Second
	Quarter	Quarter	Quarter	Quarter
	2016	2016	2015	2015
Total Cardinal Health, Inc. shareholders' equity	$6,713	$6,711	$6,369	$6,100
Divided by average Cardinal Health, Inc. shareholders' equity	$6,712		$6,235
Non-GAAP return on equity	28.1%		25.4%
The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 10
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Year-to-Date
(in millions)	2016				2015
GAAP return on equity	22.3%				19.5%

Non-GAAP return on equity
Net earnings attributable to Cardinal Health, Inc.	$1,095				$920
LIFO charges/(credits), net of tax	31				—
Restructuring and employee severance, net of tax	12				21
Amortization and other acquisition-related costs, net of tax	212				121
Impairments and (gain)/loss on disposal of assets, net of tax	10				(9)
Litigation (recoveries)/charges, net, net of tax	—				46
Loss on extinguishment of debt, net of tax	—				37
Adjusted net earnings attributable to Cardinal Health, Inc.	$1,361				$1,136
Annualized	$1,815				$1,515

	Third	Second	First	Fourth	Third	Second	First	Fourth
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	2016	2016	2016	2015	2015	2015	2015	2014
Total Cardinal Health, Inc. shareholders' equity	$6,713	$6,711	$6,505	$6,256	$6,369	$6,100	$6,256	$6,401
Divided by average Cardinal Health, Inc. shareholders' equity	$6,546				$6,281
Non-GAAP return on equity	27.7%				24.1%
The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.

Schedule 11
Cardinal Health, Inc. and Subsidiaries
GAAP / Non-GAAP Reconciliation

	Third Quarter		Year-to-Date
(in millions)	2016	2015	2016	2015
GAAP effective tax rate	36.9%	34.6%	35.5%	36.3%

Non-GAAP effective tax rate
Earnings before income taxes	$612	$558	$1,700	$1,444
LIFO charges/(credits)	12	—	51	—
Restructuring and employee severance	6	7	19	33
Amortization and other acquisition-related costs	108	77	327	190
Impairments and (gain)/loss on disposal of assets	—	(1)	17	(19)
Litigation (recoveries)/charges, net	5	(18)	(3)	54
Loss on extinguishment of debt	—	—	—	60
Adjusted earnings before income taxes	$744	$624	$2,112	$1,763

Provision for income taxes	$226	$193	$604	$524
LIFO charges/(credits) tax benefit	4	—	20	—
Restructuring and employee severance tax benefit	2	3	7	12
Amortization and other acquisition-related costs tax benefit	37	29	115	69
Impairments and (gain)/loss on disposal of assets tax benefit/(expense)	—	(1)	7	(10)
Litigation (recoveries)/charges, net tax benefit/(expense)	2	3	(3)	8
Loss on extinguishment of debt tax benefit	—	—	—	23
Adjusted provision for income taxes	$272	$228	$751	$627

Non-GAAP effective tax rate	36.6%	36.5%	35.6%	35.6%

	Third Quarter
	2016	2015
Debt to total capital	45%	39%

Net debt to capital
Current portion of long-term obligations and other short-term borrowings	$351	$283
Long-term obligations, less current portion	5,195	3,720
Debt	$5,546	$4,003
Cash and equivalents	(2,598)	(3,183)
Net debt	$2,948	$820
Total Cardinal Health, Inc. shareholders' equity	6,713	6,369
Capital	$9,661	$7,189
Net debt to capital	31%	11%
The sum of the components may not equal the total due to rounding.
We apply varying tax rates depending on the item's nature and tax jurisdiction where it is incurred.
Forward-Looking Non-GAAP Financial Measures
We present non-GAAP net earnings attributable to Cardinal Health, Inc. and non-GAAP effective tax rate (and presentations derived from these financial measures, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measures are net earnings attributable to Cardinal Health, Inc. and effective tax rate. We are unable to provide a quantitative reconciliation of these forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because we cannot reliably forecast LIFO charges/(credits), restructuring and employee severance, amortization and other acquisition-related costs, impairments and (gain)/loss on disposal of assets, litigation (recoveries)/charges, net, and loss on extinguishment of debt, which are difficult to predict and estimate and are primarily dependent on future events. Please note that the unavailable reconciling items could significantly impact our future financial results.

Cardinal Health, Inc. and Subsidiaries

Use of Non-GAAP Measures
This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). In general, the measures exclude items and charges that (i) management does not believe reflect Cardinal Health, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends. Management uses these non-GAAP financial measures internally to evaluate the Company’s performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.
Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.
The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.
Definitions
Debt: long-term obligations plus short-term borrowings.
Debt to Total Capital: debt divided by (debt plus total Cardinal Health, Inc. shareholders’ equity).
Net Debt: a Non-GAAP measure defined as debt minus (cash and equivalents).
Net Debt to Capital: a Non-GAAP measure defined as net debt divided by (net debt plus total Cardinal Health, Inc. shareholders’ equity).
Non-GAAP Diluted EPS attributable to Cardinal Health, Inc. or "Non-GAAP Diluted EPS" or "Non-GAAP Diluted Earnings Per Share": non-GAAP net earnings attributable to Cardinal Health, Inc. divided by diluted weighted-average shares outstanding.
Non-GAAP Diluted EPS from continuing operations: non-GAAP earnings from continuing operations divided by diluted weighted-average shares outstanding.
Non-GAAP Effective Tax Rate: (provision for income taxes adjusted for (1) LIFO charges/(credits)1, (2) restructuring and employee severance2, (3) amortization and other acquisition-related costs3, (4) impairments and (gain)/loss on disposal of assets4, (5) litigation (recoveries)/charges, net5, and (6) loss on extinguishment of debt6) divided by (earnings before income taxes adjusted for the same six items).
Non-GAAP Gross Margin: Gross margin excluding LIFO charges/(credits).
Non-GAAP Net Earnings attributable to Cardinal Health, Inc. or "Non-GAAP Net Earnings": net earnings attributable to Cardinal Health, Inc. excluding (1) LIFO charges/(credits), (2) restructuring and employee severance, (3) amortization and other acquisition-related costs, (4) impairments and (gain)/loss on disposal of assets, (5) litigation (recoveries)/charges, net, and (6) loss on extinguishment of debt, each net of tax.
Non-GAAP Earnings from Continuing Operations: earnings from continuing operations excluding (1) LIFO charges/(credits), (2) restructuring and employee severance, (3) amortization and other acquisition-related costs, (4) impairments and (gain)/loss on disposal of assets, (5) litigation (recoveries)/charges, net, and (6) loss on extinguishment of debt, each net of tax.
Non-GAAP Operating Earnings: operating earnings excluding (1) LIFO charges/(credits), (2) restructuring and employee severance, (3) amortization and other acquisition-related costs, (4) impairments and (gain)/loss on disposal of assets, and (5) litigation (recoveries)/charges, net.
Non-GAAP Return on Equity: (annualized current period net earnings attributable to Cardinal Health, Inc. excluding (1) LIFO charges/(credits), (2) restructuring and employee severance, (3) amortization and other acquisition-related costs, (4) impairments and (gain)/loss on disposal of assets, (5) litigation (recoveries)/charges, net, and (6) loss on extinguishment of debt, each net of tax) divided by average Cardinal Health, Inc. shareholders’ equity.
Return on Equity: annualized current period net earnings attributable to Cardinal Health, Inc. divided by average Cardinal Health, Inc. shareholders’ equity.
Segment Profit: segment revenue minus (segment cost of products sold and segment distribution, selling, general, and administrative expenses).
Segment Profit Margin: segment profit divided by segment revenue.

[1]
The inventories of the Company's core pharmaceutical distribution facilities in the Pharmaceutical segment are valued at the lower of cost, using the LIFO method, or market. These charges or credits are included in cost of products sold, and represent changes in the Company's LIFO inventory reserve.

[2]
Programs by which the Company fundamentally changes its operations such as closing and consolidating facilities, moving manufacturing of a product to another location, production or business process sourcing, employee severance (including rationalizing headcount or other significant changes in personnel), and realigning operations (including realignment of the management structure of a business unit in response to changing market conditions).

[3]	Costs that consist primarily of amortization of acquisition-related intangibles assets, transaction costs, integration costs, and changes in the fair value of contingent consideration obligations.

[4]
Asset impairments and (gains)/losses from the disposal of assets not eligible to be classified as discontinued operations are classified within impairments and (gain)/loss on disposal of assets within the condensed consolidated statements of earnings.

[5]	Loss contingencies related to litigation and regulatory matters and income from favorable resolution of legal matters.

[6]	Charges related to the make-whole premium on the redemption of notes.